FIRST TRUST ADVISORS L.P.
                          FIRST TRUST PORTFOLIOS, L.P.


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer or employee of one or more of the above-referenced organizations, hereby constitutes and appoints W. SCOTT JARDINE, ROBERT BREDEMEIER, ROBERT PORCELLINO, JAMES BOWEN and ERIC F. FESS and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him on his behalf for applying for CIK numbers and for filing Reports of Beneficial Ownership on Forms 3, 4 and 5 under the Securities Exchange Act of 1934, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the reports of beneficial ownership and CIK numbers, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned officer of the above-referenced organization has hereunto set his hand this 12th day of June, 2003.


                                             Robert W. Bredemeier
                                             ------------------------------
                                             Robert W. Bredemeier


STATE OF ILLINOIS                )
                                 )  SS
COUNTY OF COOK                   )

         On this 12th day of June, 2003, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intent and purposes therein set forth.


"OFFICIAL SEAL"


                                             Laura G. Laba
--------------------------------             ---------------------
Notary Public, State of Illinois             Notary Public

My Commission Expires:  10/26/05